IBM [Logo]

January 11, 2000

Mr. Phil Koussey
Senior Vice President of Marketing
Bell Microproducts, Inc.
1941 Ringwood Avenue
San Jose, CA 95131-1721

Dear Phil,

This memo summarizes the agreement under which Bell Microproducts Inc. is participating in a program called "Technology Group Solutions Partner" for the distribution of certain defined IBM Technology Group products throughout the Americas effective January 12, 2000.

Under this arrangement, you will be provided with certain privileges and considerations consistent with IBM's Technology Group Master Distribution Agreement and IBM's Technology Group Solutions Partner program.

It is our joint objective to achieve sales of $2 Billion over a four year period, although there is no guarantee that these expectations will be met.

Sincerely,

/s/ Henri Richard

Henri Richard
Vice President,
WW Distribution Sales & Support

                          MASTER DISTRIBUTION AGREEMENT
                                     BETWEEN
                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                                       AND
                        BELL MICROPRODUCTS INCORPORATION

                          MASTER DISTRIBUTION AGREEMENT


Customer: Bell Microproducts                          Agreement Number: OEM10399

International Business Machines Corporation, a New York corporation ("IBM") and Bell Microproducts Inc. a California corporation with its principal offices at 1941 Ringwood Avenue, San Jose, California ("Distributor") enter into this Master Distribution Agreement for the purchase and distribution of IBM Products by Distributor on a non-exclusive basis in the Authorized Territory as defined in the attached Product Attachment(s). This Master Distribution Agreement, any Attachments, and order acceptances issued hereto shall collectively be referred to as the "MDA".

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which both parties acknowledge, IBM and Distributor, intending to be legally bound, agree to the following terms and conditions of this MDA:

The term of this MDA commences on January 1, 2000 and shall remain in effect for a period of two (2) years expiring on January 1, 2002, unless terminated in accordance with Section 15 of the MDA.


IN WITNESS WHEREOF, the parties have caused their duly authorized agents to execute this MDA on the date below indicated.


INTERNATIONAL BUSINESS MACHINES              BELL MICROPRODUCTS, INC.
CORPORATION



BY:    /s/ Robert C. Melendres               BY:    /s/ Phil Roussey
       ---------------------------------            ----------------------------

NAME:  Robert C. Melendres                   NAME:  Phil Roussey

TITLE: Director, WW Contracts &              TITLE: SR V-P of Marketing
       Business Practices TG

DATE:  January 11, 2000                      DATE:  January 11, 2000

                                TABLE OF CONTENTS


GENERAL TERMS

SECTION 1.        DEFINITIONS

SECTION 2.        SALES ACTIVITY OF THE DISTRIBUTOR

SECTION 3.        PAYMENT TO IBM

SECTION 4.        RIGHTS AND OBLIGATIONS OF IBM

SECTION 5.        ORDERING

SECTION 6.        PRICING

SECTION 7.        TRANSFER OF TITLE AND RISK OF LOSS OR DAMAGE

SECTION 8.        WARRANTY

SECTION 9.        DISTRIBUTORS WARRANTY TO ITS CUSTOMERS

SECTION 10.       SOFTWARE AND MANUALS

SECTION 11.       PRODUCT WITHDRAWAL

SECTION 12.       TAXES

SECTION 13.       PATENT INDEMNITY

SECTION 14.       LIMITATION OF LIABILITY

SECTION 15.       TERMINATION

SECTION 16.       TRADEMARKS AND TRADE NAMES

SECTION 17.       EXPORT

SECTION 18.       MISCELLANEOUS

List of Product Attachment(s):

ATTACHMENT A      SSD PRODUCT ATTACHMENT

EXHIBIT 1         MICRODRIVE

ATTACHMENT B      MD PRODUCT ATTACHMENT

ATTACHMENT C      NHD PRODUCT ATTACHMENT [TBD]

ATTACHMENT D      EXCLUDED COUNTRIES

ATTACHMENT E      IBM BUSINESS PARTNER EMBLEM AUTHORIZATION

SECTION 1. DEFINITIONS

1.1      "Product(s)"  are  listed in the  Product  Attachments  and shall  mean products purchased from IBM Technology Group that Distributor is authorized to sell in the Authorized Territories. The Product Attachment(s) may contain specific terms applying to the listed Products.

1.2 "IBM Technology Group" shall mean the group of IBM business units or divisions currently known as: Storage Systems Division (SSD), Microelectronics Division (MD), Networking Hardware Division (NHD), Displays Business Unit (DBU), and Embedded Systems Business Unit
         (ESBU). The group of IBM business units may change from time to time without notice.

1.3 "Distributor" shall mean the entity executing this MDA, a Subsidiary, and any other entity authorized to purchase Product(s) under this MDA.

1.4 "End User" shall mean a third party who: i) is not a Subsidiary and who is otherwise unaffiliated with Distributor or Customer; ii) purchases Products from a Customer for its own use; and iii) places such Product in productive use. An End User does not remarket, sell, license, rent or lease the Product(s) to other parties in the regular course of the End User's business.

1.5 "Customer" shall mean a third party which is not a Subsidiary of or which is otherwise unaffiliated with Distributor, and purchases Product(s) from Distributor for the purpose of reselling to End Users or to resellers such as VARs, retailers, integrators and OEMs.

1.6 "Base Agreement" shall mean the main body of the MDA, excluding Product Attachment(s).

1.7 "Product Attachment(s)" shall mean a written instrument executed by the parties for the purpose of specifically identifying Product(s) the parties intend to be covered by this MDA and the terms and conditions unique to the particular Product(s). A Product Attachment shall modify and supplement this Base Agreement for the Products covered by that Product Attachment. In the event of a conflict between the terms of the Base Agreement and the Product Attachment(s), the Product Attachment(s) shall control.

1.8 "Authorized Territory" shall mean the territory in which IBM authorizes Distributor, on a nonexclusive basis, to sell and promote Product(s) to Customer(s). The Authorized Territory for a particular Product is specified in the applicable Product Attachment.

1.9 "Excluded Countries" shall mean countries where Distributor is not authorized to sell Product(s) directly or indirectly. Excluded Countries include those countries listed in Attachment D and any other countries to which such sales are prohibited by U.S. law or by this MDA.

1.10         "Subsidiary" shall mean a corporation, company, or other entity:

                  a. more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are; or

                  b. which does not have outstanding shares or securities, as may be the case in a partnership, joint venture, or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make decisions for such corporation, company or other entity is;

                  now or hereafter, owned or controlled, directly or indirectly, by a party hereto.

         Such corporation, company or other entity, however, shall be deemed to be a Subsidiary only so long as such ownership or control exists.

SECTION 2. SALES ACTIVITY OF THE DISTRIBUTOR

Unless otherwise provided for in the Product Attachment(s), the sales activities of the Distributor shall be governed by the terms and conditions as provided in this Section 2.

2.1 General Scope of Product Sales Activity - IBM shall determine the scope of Distributor's Product sales activity including but not limited to:
         (i) the Product(s) that Distributor is authorized to sell; (ii) the Authorized Territories; and, (iii) the Authorized Locations.

         a.       IBM Product Qualifications

                  IBM shall determine which Product(s) Distributor is authorized to sell by evaluating IBM's business needs and Distributor's ability to meet its needs by considering, among other things, the following:

                  (1) Distributor's technical expertise and knowledge of the particular Product(s);

                  (2) the resources available to Distributor to provide services that support the particular Product(s);

                  (3) Distributor's ability to purchase minimum volumes of the particular Product(s); and

                  (4)      Distributor's   performance   and   standing   as   a
                           distributor for other Product(s).

         b.       Authorized Territory

         Distributor shall promote and sell Product(s) within its Authorized Territory in accordance with the terms of this MDA. The following applies to Distributor's Authorized Territories:

                  (1)      Territory or Country Changes

                           In the event of political situations that result in a change of geographical borders, a change of country names or a similar change in the composition of any such country, IBM shall have the right to modify the territory in which Distributor is authorized to sell or exercise any of its rights as set forth herein, including termination.

                  (2)      Excluded Countries

                           Distributor is not authorized to sell, promote, or otherwise transfer Product(s) or services directly or indirectly in Excluded Countries as defined herein.

                  (3)      Out of Territory Sales

                           Distributor is not authorized to sell Product(s) directly or indirectly outside of its Authorized Territory, unless agreed upon by the parties in writing, or if such prohibition is contrary to law.

         c.       Authorized Locations

                  Distributor shall receive Product(s), hold inventory, distribute Product(s) and perform its other duties only at the locations described in the Product Attachment(s) to this MDA ("Authorized Locations").

         d.       Review

                           In  addition  to IBM's  rights  under  Section 15 and
                  under law, if IBM, in its sole  discretion,  determines  that:
                  (1) Distributor is not meeting the qualification criteria established for any Product(s); (2) Distributor is not adequately performing in the Authorized Territory for any Product(s); or (3) Distributor is not adequately performing its obligations under this MDA at an Authorized Location(s) , IBM may discontinue its authorization to sell: (i) such Products; (ii) in such Authorized Territory; or (iii) from such Authorized Location upon ninety (90) days prior written notice to the Distributor and without any requirement to account for or incurring any liability to the Distributor. Such modification of IBM's authorization, shall not constitute a breach of IBM's obligations under this MDA or trigger a "For Cause" termination of this MDA.

2.2 The primary intent of this MDA is to service the reseller market and Distributor has represented that the reseller opportunity is the main source of sales and revenue. Distributor represents that it is not now and will not itself be owned or controlled by any entity that sells the same or similar Products to End Users.

2.3 Minimum Sales Targets - IBM shall, from time to time, develop minimum sales targets for the Products which Distributor must meet or exceed. Such minimum sales targets shall be agreed upon by IBM and Distributor. In the event that Distributor fails to meet or exceed any such sales targets, IBM shall notify Distributor in writing about the sales shortfall. If Distributor fails to cure the sales shortfall within the period, if any, as set forth in the Product Attachment(s) IBM may, at its sole option terminate this MDA or Product Attachment(s) by written notice to Distributor.

2.4 Distributor's Support of its Customers - Distributor shall actively and diligently promote, with the highest quality and with the highest degree of professionalism, the sale of Products and after-sale satisfaction of the Customers. In connection with performing these duties, the Distributor shall engage in all of the following activities:

         a. Customer Satisfaction Programs - Participate in IBM Customer satisfaction programs as IBM requires, and be responsible for establishing and maintaining Customer satisfaction with respect to all of the Distributor's responsibilities under this MDA.

         b. Problem Resolution - Be responsible for all, or at IBM's request, assist IBM with, problem determination and resolution regarding any Customer. Distributor will also assist IBM in tracing and locating Products.

         c. Sales Training - Participate in any sales training required by IBM for the Distributor's sales personnel at such times as are mutually agreed. Provide continuing supplemental training for Distributor's personnel as necessary for the performance of this MDA. Ensure that personnel responsible for selling Products are appropriately-trained, highly-motivated sales personnel who are approved and qualified, pursuant to any formal IBM qualification procedures or otherwise, if required by IBM, to sell the Products.

         d. IBM Sales Literature - Use only those catalogs, samples, advertising literature, and sales aids which IBM provides or approves in advance. IBM-provided catalogs, samples, advertising literature, and sales aids shall be provided by IBM at IBM's expense and remain the property of IBM. Upon termination or expiration of this MDA, any remaining such items shall be returned promptly to IBM.

         e. Forecasts - Provide to IBM the following forecasts: (i) a monthly rolling forecast that provides weekly estimates for the following month; and (ii) a rolling forecast that provides monthly estimates for the following six subsequent months. Forecasts shall be non binding but shall be provided as an accurate forecast and in good faith. IBM will use these forecasts to establish sales targets, as referenced in Section 2.3.


         f. Duty to be Informed - Become and remain informed concerning all information, bulletins and Price List or Price Catalog changes in connection with Products and perform faithfully policies announced or communicated by IBM in writing.

         g. Sufficient Financial Resources - Maintain adequate financial resources to fully support and perform all of its activities and obligations under this MDA.

         h. Changes in Business or Financial Condition - Provide IBM at least ninety (90) days advance written notice of any substantive change or anticipated change to its business structure, financial condition or operating environment. For example, notice shall be required for a material change in equity ownership or management, or any material change to information supplied when the Distributor applied to be a Distributor or otherwise furnished to IBM under this MDA.

         i. Ethical Compliance - Comply with the highest ethical standards in performing under this MDA. The Distributor shall not offer or make payments or gifts (monetary or otherwise) to anyone for the purpose of influencing decisions.

         j. Comments About Remarketers - Not discuss with IBM any other remarketer's pricing or other marketing practices. IBM does not wish to receive, and will disregard, any such comments whether written or oral. Any comments by our representatives contrary to this are expressly unauthorized and disclaimed by IBM.

         k. Maintain Records and Permit IBM Review - Maintain adequate records of its Customers, inventories and sales to permit appropriate IBM staff or an independent third party hired by IBM to review Distributor's records to determine Distributor's compliance with this MDA. IBM may, upon giving Distributor 24 hour notice: (i) periodically inspect and review Distributor's performance under this MDA which shall include the right to visit the principal business location, marketing offices, Authorized Location(s), or the distribution center(s) of Distributor; (ii) review Distributor's files relating to its sales, marketing and inventory levels of Products; and (iii) request and receive from Distributor information relating to Distributor's inventory of Products upon reasonable request by IBM. IBM shall conduct any such inspection or review no more frequently than semiannually. In the event that Distributor is experiencing unforeseen and exceptional circumstances beyond Distributor's reasonable control which prevents IBM from performing its inspection, IBM will reschedule such inspection date and notify Distributor of the revised date.

         l. Customer Documents - Furnish packaging slips and invoices to the Customers before or upon delivery of Products specifying the Customer's name and address, the Product part number and quantity, date of sale and price.

         m. Inventory Reports - Provide inventory reports, either on a daily or weekly basis, as specified in the applicable Product Attachment(s). Inventory reports shall include consigned and bonded inventory, if any.

         n. Physical Inventory Inspection - Distributor shall make available for physical inspection any and all Product(s) in Distributor's inventory at any time IBM deems necessary. Physical inventory inspection may take place no more frequently than semiannually. In the event that Distributor is experiencing unforeseen and exceptional circumstances beyond Distributor's reasonable control which prevents IBM from performing its physical inspection, IBM will reschedule such inspection date and notify Distributor of the revised date.

2.5 Distributor's Customer Agreements - In its Customer agreements, Distributor shall include a limitation of liability that protects IBM as a supplier that is substantially similar to the limitation of liability contained in Section 14 of this MDA.

         a.       Distributor's   limitation  of  liability   provision  in  its
                  Customer agreement shall state, in comparable words:

                  "The collective liabilities of the seller and its third party suppliers are subject to the limitation of liability described in this agreement. The third party suppliers are intended beneficiaries of this limitation."

         b. The Distributor's Customer agreement(s) shall further state that third party suppliers disclaim all implied warranties (including without limitation the warranties of merchantability and fitness for a particular purpose) as follows:

                  "THE FOREGOING WARRANTIES ARE DISTRIBUTOR'S EXCLUSIVE WARRANTIES AND REPLACE ALL OTHER WARRANTIES OR TERMS, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF NON-INFRINGEMENT AND THE IMPLIED WARRANTIES OR TERMS OF MERCHANTABILITY, FITNESS OR USE FOR A PARTICULAR PURPOSE, OR SATISFACTORY QUALITY."

2.6 Prohibited Sales - IBM does not intend for Product(s) or services to be used in conjunction with medical devices, or military or nuclear applications. Distributor agrees and warrants that Distributor will not use, promote, sell or otherwise transfer any Product(s) or services to any Customer or End User for use in conjunction with medical devices, or military or nuclear applications. Distributor shall include substantially similar limitations on the use of Product(s) or services in its Customer agreements. IBM shall have no liability when Product(s) or services are used in conjunction with medical devices, or military or nuclear applications.

SECTION 3. PAYMENT TO IBM

3.1 Distributor shall pay promptly to IBM any amounts which may become due as a result of this MDA. Unless otherwise set forth in either the Product Attachment(s) or program offering letters, Distributor shall pay for all Products net within thirty (30) days after the date specified on the IBM invoice.

3.2 If Distributor's account becomes delinquent or Distributor's account balance exceeds its credit limit established by IBM, Distributor agrees that IBM may, in addition to any other right provided for under this MDA, do one or more of the following:

         a. impose a finance charge equal to the lesser of 1.5% of the balance due per month or the statutorily allowed maximum rate of interest in accordance with applicable law;

         b. repossess any Products. If IBM does so, the Distributor agrees to pay all expenses associated with repossession and collection, including reasonable attorney's fees. The Distributor agrees to make the Products available to IBM at a site requested by IBM;

         c. require payment before shipment or payment via letter of credit;

         d.       stop shipments to Distributor; or

         e.       terminate this MDA as a material breach.
                                       9

                  3.3 IBM reserves the right to pursue any other remedy available at law or in equity. In addition, if Distributor's account with any Subsidiary or affiliate of IBM becomes delinquent due to any other reason other than a good faith dispute, IBM may terminate this MDA as a material breach.

SECTION 4. RIGHTS AND OBLIGATIONS OF IBM

4.1      IBM shall:

         a. supply Products to Distributor at the shipment location specified in the order acceptance or order confirmation, as applicable;

         b.       provide   warranty   service  as   described  in  the  Product
                  Attachment(s);

         c. provide, without charge, reasonable quantities of Product information, marketing literature and promotional material for use by Distributor when promoting and marketing the Product(s) (Additional quantities thereof may be available for a charge.); and;

         d. provide specified levels of training to the Distributor if provided for in the applicable Product Attachment(s).

SECTION 5. ORDERING

5.1 Distributor and any Subsidiary authorized by IBM may order Products and related services by sending IBM a written purchase order. IBM will confirm receipt of orders. All accepted orders will incorporate and be fulfilled under the terms of this MDA. Minimum and multiple order quantities may apply.

5.2 For non-U.S. sales (sales for which IBM ships to Distributor and Distributor takes title outside of the U.S.), the contract of sale for Products purchased under this MDA will be between Distributor and the IBM legal entity that will supply the Products to Distributor ("the Plant"). It is agreed that all such orders will incorporate the terms of this MDA whether expressly referenced or not, and will only be accepted on this basis. Orders will be accepted by the Plant when it issues an acceptance document thereby creating the contract of sale for the Products. IBM reserves the right to enforce the provisions of this MDA on behalf of the Plant.

5.3      For  U.S.  sales  (sales  for  which  IBM  ships  to  Distributor   and
         Distributor takes title within the U.S.), the contract of sale for Products purchased under this MDA will be between IBM and Distributor.

5.4 Distributor's Right to Change or Cancel - Prior to the ship date, Distributor may cancel or reschedule an order for Products and IBM may charge a cancellation feeas set forth in the Product Attachment(s). However, if not stated in the Product Attachemnt(s), such orders are cancelled within (10) days prior to shipment and a fee may be assessed.

5.5 Supply Constraint - IBM shall not be liable or in default under this MDA if IBM's supply of Products or Services ordered under this MDA becomes constrained for any reason, including but not limited to, inventory shortages, work slowdowns or stoppages and IBM may, in its sole discretion, reduce quantities or delay shipments of Products to Distributor.

5.6 Changes - IBM retains the right to change the specification of any Product and shall use reasonable efforts to notify the Distributor.

5.7 Subsidiaries - Upon IBM's written approval, a Distributor's Subsidiary may be authorized to order Products under the terms and conditions of this MDA. Furthermore, Distributor agrees that it shall guarantee its Subsidiary's compliance with the terms and conditions of this MDA and the Subsidiary's performance hereunder.

5.8 Special Programs - IBM may offer Products to Distributor under various special programs such as qualification units or sales rebates. IBM will notify Distributor of these offerings and such programs shall incorporate the terms and conditions of this MDA. In the event of a conflict between such special program offerings and the MDA, such special program offerings will take precedence.

SECTION 6. PRICING

6.1 The prices to be paid by the Distributor for the Products ordered hereunder shall be those set forth in the Price List or Price Catalog, as amended from time to time by IBM, depending on the Product.

6.2 Price Changes - IBM may change Product prices at any time and will provide written notice to Distributor. IBM will provide at least thirty
         (30) days notice of a price increase. If IBM increases prices Distributor may reduce the number of units ordered or cancel orders without charge for affected Products not yet shipped by IBM. If IBM has accepted an order for Products and subsequently sends notice of a price increase for such Products prior to shipment, the price on the document confirming the order shall apply to the sale. Otherwise, the price increase will apply to all such Products shipped on or after the effective date of the increase. If IBM decreases prices, the decreased price will apply to all Products not yet shipped by IBM and the other terms and conditions, if any, will be set forth in a special program offering letter.

SECTION 7. TRANSFER OF TITLE AND RISK OF LOSS OR DAMAGE

Transfer of title and risk of loss or damage for the Products will pass to Distributor upon tender by IBM to the carrier located at the "ship-from" location which shall be specified in the order confirmation. IBM will ship the Product(s) via any carrier agreed to by the parties and that carrier shall be identified in the order confirmation. If Distributor does not request a carrier, IBM shall choose the carrier and identify the carrier in the order confirmation which shall then be deemed to be agreed to by both parties. Distributor will be responsible for shipment costs from the "ship-from location" to Distributor's location. Products shall be deemed accepted by the Distributor upon delivery unless Distributor notifies IBM otherwise in writing within ten (10) days of delivery that the Products are defective the terms of this MDA or IBM's confirmation of Distributor's order.

SECTION 8. WARRANTY

Except as may otherwise be provided in a Product Attachment(s), the following warranty shall apply:

8.1 IBM warrants each Product to be free from defects in material and workmanship for the applicable warranty period and subject to any additional terms and conditions set forth in the Product Attachment(s).

8.2 IBM's sole liability and Distributor's sole remedy for breach of warranty shall be limited as stated in this Section 8.

8.3 If Distributor claims that the Products are nonconforming, Distributor shall (1) promptly notify IBM in writing of the basis of such nonconformity; (2) follow IBM's instructions for return of the Products as set forth below; and (3) at IBM's request, return the Product freight prepaid by Distributor to the IBM designated location. IBM has the sole discretion to apply minimum return quantities. The return Product procedure for warranty claims is identified in Sections 8.3 a - e.

         a. In the event that a potential defect becomes apparent to Distributor, Distributor shall request a Return Materials Authorization (RMA) from IBM. As a condition of receiving its remedies under IBM's warranty, Distributor must provide details regarding the alleged defect such as:

                  (i)      the date the claimed defect became apparent;

                  (ii) the identity of the Unit(s) involved specifying all affected serial numbers or lot numbers including any associated IBM part numbers; and

                  (iii) the quantity of Product(s) involved including the conditions under which the defect became apparent.

         b. Return Materials Authorization - Distributor shall not receive a replacement unit or a credit from IBM unless and until it first receives a RMA from IBM.

         c. Return of Units - Distributor must return the Products to IBM at a location which shall be designated by IBM. Distributor must ship the Products via transportation prepaid by Distributor. Minimum return quantities and multiples may apply.

         d. Replacement Unit - In the event that IBM elects to provide replacement unit(s) under the warranty terms, IBM shall issue a RMA and ship the replacement unit(s) to the appropriate Authorized Location.

         e. Credits - In the event that IBM issues a RMA and elects to provide a credit to Distributor such credits will be at the price in effect as of the date the RMA is issued. Distributor shall not have any set-off rights or the right to decrease the payments owed to IBM pursuant to this MDA.

8.4 If IBM determines such Product does not conform to its warranty, IBM will, at IBM's option, repair or replace the Product or issue a credit at the price in effect as of the date of the credit. If IBM replaces the Product, the returned Product becomes IBM's property. This warranty does not cover a Product that fails to conform to its warranty because of: (a) accident, abuse, misuse, negligence, modification, or improper maintenance; (b) a failure caused by any item which IBM did not provide or for which IBM is not responsible; or (c) use or storage in other than IBM's specified operating environment. The warranty is void if labels have been removed or altered by Distributor or a third party.

8.5 This warranty is not transferable. IBM does not warrant: (a) uninterrupted or error free operation of the Products, or (b) that IBM will correct all defects. No course of dealing, course of performance, usage of trade, or description of Products or services shall be deemed to establish a warranty, express or implied.

8.6      UNLESS  OTHERWISE   PROVIDED  BY  WRITTEN   AGREEMENT,   ALL  SERVICES,
         PROTOTYPES AND QUALIFICATION UNITS ARE PROVIDED "AS IS" WITHOUT WARRANTY OR INDEMNIFICATION OF ANY KIND BY IBM.

8.7 THE FOREGOING WARRANTIES ARE IBM'S EXCLUSIVE WARRANTIES REGARDING PRODUCTS AND REPLACE ALL OTHER WARRANTIES OR TERMS, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF NON-INFRINGEMENT AND THE IMPLIED WARRANTIES OR TERMS OF MERCHANTABILITY, FITNESS OR USE FOR A PARTICULAR PURPOSE, AND SATISFACTORY QUALITY.

SECTION 9. DISTRIBUTOR'S WARRANTIES TO CUSTOMERS

Nothing contained in this MDA shall prohibit Distributor from offering its own warranty directly to any of its Customers PROVIDED HOWEVER, that Distributor shall not and is not authorized to: (a) make any representations or warranties about IBM or IBM's warranty to Distributor for the Products; (b) make any representations or warranties on behalf of IBM; or (c) enter into any commitment on behalf of IBM.

SECTION 10. SOFTWARE AND MANUALS

If IBM provides Distributor with software or other code ("Software") under this MDA, the Software will be subject to all U.S. patent and copyright laws, this MDA, and the license agreement provided with the Software. If Distributor objects to the license agreement, Distributor shall notify IBM in writing and return all copies of the Software within ten (10) days of receipt.

Distributor  may  reproduce  or  modify  manuals  IBM  provides  under  this MDA
("Manuals") as needed to support Distributor's use of Products. Distributed Manuals must not include anything that suggests IBM is the source of the Manuals or Products. Distributor may reproduce and distribute Manuals only for use with Products and only under terms acceptable to IBM. Distributor must include a copyright notice and an U.S. Government user restricted rights notice in reproduced Manuals. The copyright notice must comply with copyright laws and identify the owner as Distributor "and others." IBM shall retain title to all Manuals and any modifications.

SECTION 11. PRODUCT WITHDRAWAL

IBM reserves the right to cancel or withdraw any Product or program at any time and without liability as set forth in the Product Attachment(s) and if not so specified, upon ninety (90) days written notice to the Distributor.

SECTION 12. TAXES

The Distributor shall pay all taxes arising out of transactions under this MDA, including all sales, use and property taxes, but excluding taxes levied upon the net income of IBM. Distributor shall reimburse IBM for any such taxes for which the Distributor is liable hereunder which are imposed on IBM including, but not limited to sales, use, and personal property taxes. The Distributor may supply IBM with a tax exemption certificate or resale number in a form acceptable to IBM, shall notify IBM promptly of any revocation of or modification to such documentation, and shall hold IBM harmless from any and all taxes and expenses incurred because or arising out of the use of such certificate or resale number.

SECTION 13. PATENT INDEMNITY

13.1 IBM agrees to indemnify and defend Distributor against money damages and court costs assessed against Distributor resulting from a final judgment of a court of competent jurisdiction that any Product sold or service provided by IBM to Distributor hereunder infringes a patent or copyright of a third party in any country in which Distributor is authorized to sell and which IBM sells or provides similar products or services. IBM has no obligation hereunder unless Distributor (1)
         promptly notifies IBM, in writing, of the charge of infringement; (2) allows IBM to control and cooperates with IBM in the defense and any related settlement activities; and (3) upon the written request of IBM either: (a) allows IBM to modify or replace the Product, or (b) returns the Product to IBM for a credit equal to the purchase price paid by Distributor to IBM for the Product. If such a claim is made or appears likely to be made about a Product in Distributor's inventory, Distributor agrees that IBM may, in IBM's sole discretion: (1) permit Distributor to continue to market the Product; (2) modify the Product;
         (3) replace the Product; or (4) require return of the Product for a credit equal to the purchase price paid by Distributor to IBM for the Product. IBM has no obligation regarding any claim of infringement to the extent such claim is based on any of the following: (1) Distributor's modification of a Product or service; (2) the combination, operation or use of a Product with any product, data or apparatus; (3) anything Distributor provides which is incorporated into a Product; (4) IBM's manufacture or modification of a Product in compliance with Distributor's requirements; (5) the use of a Product in other than its specified operating environment; (6) the use or distribution of a Product in a country in violation of U.S. export laws or this MDA; or (7) infringement by a non-IBM product alone, as opposed to its combination with Products IBM provides to Distributor as a system. For such claims for which IBM has no obligation to indemnify Distributor hereunder, Distributor agrees to indemnify and defend IBM against all money damages and costs resulting from any claim that any Product or service infringes a patent or copyright of a third party.
         The  foregoing  states  IBM's  entire   obligation  and

         Distributor's exclusive remedy of IBM and Distributor regarding any claim of patent or copyright infringement relating to any Product sold or service provided.

13.2 Except for the copyright license provided in paragraph 2 of Section 10 of the MDA, no license, immunity or other right is granted herein by either party to the other party, whether directly or by implication, estoppel, or otherwise, with respect to any patent, trademark, copyright, mask work, trade secret, or other intellectual property rights.

13.3 Nothing in this MDA grants either party any rights to use the other party's trademarks or trade names, directly or indirectly, in connection with any product, service, promotion, publication or publicity without prior written approval of the other party or trademark or trade name owner.

SECTION 14. LIMITATION OF LIABILITY

14.1 For matters not covered by Section 8 of the MDA , IBM's sole and total liability and Distributor's sole remedy for any and all causes of action shall be limited to actual direct damages not exceeding the greater of ten thousand U.S. Dollars ($10,000.00) or the applicable price paid to IBM by the Distributor for the specific units of Products or services that caused the damages and that are the subject matter of, and directly related to, the cause of action. This limitation will not apply to claims by Distributor for bodily injury (including death) or damage to real or tangible personal property caused by the Products or services and for which IBM is legally liable.

14.2 IBM shall not be liable for any special, indirect, incidental or consequential damages, including lost profits or savings, even if IBM has been informed of their possibility, including those arising from infringement or alleged infringement of any patent, trademark, copyright, mask work, or other intellectual property rights, or for punitive, specific or exemplary damages. In addition, IBM will not be liable for any loss or damage to any records or data, or for any claim based on any third party claim, except those described in the last sentence in Section 14.1 above.

SECTION 15. TERMINATION

15.1     Without Cause

         Either party may terminate a Product Attachment(s) or the Base Agreement for convenience upon ninety (90) days written notice. If Distributor terminates the Base Agreement or a Product Attachment(s), IBM may, at IBM's option, treat any or all applicable orders as if cancelled by Distributor.

15.2     For Cause

         Notwithstanding the foregoing, either party shall have the right to terminate this MDA immediately if the other party:

         a.       becomes insolvent;

         b.       becomes  the  subject  of  any  proceeding   seeking   relief,
                  reorganization, receivership or rearrangement under any laws relating to insolvency;

         c.       makes an assignment for the benefit of creditors;

         d. begins the liquidation, dissolution or winding up of its business; or

         e. undergoes a change of control with another entity, either through an event such as acquisition, merger, consolidation, or purchase of all or substantially all of the acquired party's assets; or

         f. commits a material breach of its obligations under this MDA including misappropriation of intellectual property of IBM.

15.3 Termination of a Product Attachment(s) or failure by IBM to renew Distributor's authorization to sell Products under any particular Product Attachment(s) shall not be considered to be termination of other Product Attachment(s) or this MDA.

15.4 In the event of termination of a Product Attachment(s) or the Base Agreement as set forth in Sections 15.1 and 15.2 above, IBM may, at its option, repurchase any or all of Distributor's stock of affected Products as set forth in the Product Attachment(s) or if not so specified, which are in the original unopened packaging at IBM's then current Price Catalog/Price List price less fifteen (15) percent to cover administrative costs.

SECTION 16. TRADEMARKS AND TRADE NAMES

16.1 Unless the Distributor receives IBM's prior written permission, the Distributor shall not use in advertising, publicity or other activities, any name, trade name, trademark, acronym or other designation of IBM or a company of IBM, including any contraction, abbreviation, or simulation of any of the foregoing.

16.2 Distributor shall not have the right to use the IBM Business Partner Emblem unless specifically provided for in the Product Attachment(s).

SECTION 17. EXPORT

17.1 Regardless of any disclosure made by Distributor to IBM of an ultimate destination of Products, Distributor will not export either directly or indirectly any Product, or any system incorporating said Product, without first obtaining all required licenses and permits from all relevant government agencies and departments. Distributor must disclose to IBM in writing any intention to export any Products and ultimate destination or as soon thereafter as is reasonably practical, but in all cases prior to shipment.

17.2 FAILURE TO COMPLY WITH SECTION 17.1 ABOVE SHALL VOID ALL WARRANTIES ON AFFECTED PRODUCT(S)) PROVIDED BY IBM HEREIN.

SECTION 18. MISCELLANEOUS PROVISIONS

18.1 Independent Parties - The parties recognize that the purpose of this MDA is to establish a master distribution arrangement and to define the respective rights and obligations of the parties within that arrangement. The parties further recognize that they are independent contractors and that this MDA (whether construed by itself or in combination with separate but related agreements) does not establish or create and shall not be interpreted as establishing or creating a joint venture, partnership, franchise or other formal or informal business organization of any kind. This MDA has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. Each party is free to enter into similar agreements with others, to market competitive products, and generally to conduct its business in whatever way it chooses, provided there is no conflict with this MDA. Likewise, IBM may increase or decrease the number of its distributors, the types of distribution channels it employs, and the number of participants in such channels.

18.2 Assignment - Distributor may not assign its rights or delegate its obligations under this MDA without the prior written consent of IBM.

18.3 Choice of Law - The validity, construction and performance of this MDA, and any claim related to the transactions arising out of this MDA,will be governed by the substantive laws of the State of New York, United States as though this MDA were executed in and fully performed within the State of New York and without regard to any conflict of laws provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this MDA. Neither party will bring a legal action against the other more than one (1) year after the cause of action arose, except for actions for nonpayment or to enforce intellectual property rights. Both parties waive the right to a jury trial in any dispute arising out of this MDA. Both parties agree that any action or claim related to this MDA or the transactions arising out of this MDA shall be brought in a court of competent jurisdiction in the State of New York and hereby submit to the exclusive personal jurisdiction of any such court. Distributor shall appoint and maintain a registered agent for the purpose of service of process in the State of New York.

18.4 Confidentiality - Confidentiality of information exchanged between the parties shall be governed by the terms of a separate and valid confidential disclosure agreement duly executed by the parties. Neither party shall disclose the terms of this MDA unless required by law or both parties agree to do so. This includes, but is not limited to, the issuance of press releases.

18.5 Entire Agreement - This Base Agreement, any Product Attachment(s) and any other written documents signed by both parties that make specific reference to amending this MDA, constitute the entire agreement between the parties with respect to the subject matter of this MDA, and supersede all prior discussions and agreements between the parties relating to the subject matter hereof. Except for Product part numbers, part number descriptions, prices and quantities, purchase orders will be used to convey information only and any additional or different terms in any purchase order or written communication from Distributor are void. IBM may change the terms of this MDA by giving Distributor ninety (90) days written notice. Such changes shall be effective on the date specified by IBM in the notice and for orders received on or after such date. If IBM elects to change the terms of this MDA and Distributor objects to the proposed changes, Distributor must send a written objection within the (10) days after receiving the notice from IBM. The parties will engage in good faith discussions up to a period of 30 days in order to come to a resolution. In the event that a resolution can not be agreed upon, IBM may terminate this MDA upon providing Distributor ninety (90) days notice.

18.6 Force Majeure - Except for Distributor's obligation to pay, neither party will be responsible for failing to perform under this MDA for acts of God, natural disasters, or other similar causes beyond its reasonable control.

18.7 Indemnification - The Distributor shall save and hold IBM harmless and indemnify IBM from and against all claims, losses, liabilities and expenses, direct or indirect, by Distributor or any third party, including legal expenses, arising out of, related to, or in any way connected with the performance of this MDA or its breach, Distributor's relationship with a third party, or any act or omission by the Distributor or anyone employed by or associated with the Distributor.

18.8 Engineering Changes - Distributor agrees to install mandatory engineering changes (such as those required for safety) on a Product. Any parts removed become IBM's property. Distributor represents that it will obtain permission from the owner and any lien holders prior to transferring ownership and possession of removed parts to IBM. IBM will use reasonable efforts to provide direction to Distributor in performing such changes.

18.9 English Language - This MDA is in the English language only, which shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All communications and notices to be made or given pursuant to this MDA shall be in the English language.

18.10 Compliance with Laws - Each party shall comply, at its own expense, with all applicable United States (local, state and federal), European Economic Commission, and other country or country group laws and regulations, and shall procure all licenses and pay all fees and other charges required thereby.

18.11 No Waiver - No delay or failure by either party to act in the event of a breach or default hereunder shall be construed as a waiver of that or any subsequent breach or default of any provision of this MDA.

18.12 Severability - If any part, term or provision of this MDA is declared unlawful or unenforceable by a court of competent jurisdiction, the remainder of this MDA shall remain in full force and effect.

18.13 Reproductions - Once signed by both parties, any reproduction of the MDA made by reliable means (e.g., photocopy or facsimile) is considered an original.

18.14 Notices - All notices shall be in writing, sent in a manner that generates a reliable written receipt, and is addressed to the attention of the individual signatories of this Master Distribution Agreement on behalf of the parties, unless either party specifies otherwise in a Product Attachment(s) that notices for a specific Product(s) should be sent to the attention of a different addressee.

18.15 Headings - The headings contained in this MDA are for reference purposes only and shall not affect in any way the meaning or interpretation of this MDA.

18.16 Survival - Any terms of this MDA which by their nature extend beyond expiration or termination shall remain in effect until fulfilled and shall bind the parties and their legal representatives, successors, heirs and assigns.

18.17 Third Party Beneficiaries - This MDA is not intended to and does not benefit any party except IBM and Distributor. It is the parties' express intent that this MDA is not a third party beneficiary contract.

18.18 Mediation - In the event of a dispute, the parties may mutually agree to mediation.